UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013 (May 20, 2013)

BITZIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51688	16-1734022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

548 Market Street, Suite 18224 San Francisco, CA 94104
(Address of principal executive offices) (zip code)

(213) 400-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On May 20, 2013, the registrant appointed Gordon McDougall, age 56, as its Principal Accounting and Financial Officer. There are no family relationships with Mr. McDougall and any other officer or director, and Mr. McDougall has not been party to any transactions with the registrant since the beginning of the registrant’s last fiscal year. Mr. McDougall has been a member of our Board of Directors since April 29, 2011, and served as our President and Chief Executive Officer from April 29, 2011 to February 2, 2012. From 2009 to the present, Mr. McDougall has been the Chief Executive Officer and Founder of Tezi Advisory, Inc., a private company that partners with entrepreneurs to grow their businesses. Prior to founding Tezi Advisory, Inc., from 2006 to 2007, Mr. McDougall was a director and Chief Executive Officer of Exterra Energy, an independent oil and gas company. From 2005 until 2006, he was the President and a Director of Wentworth Energy, Inc. Mr. McDougall has also worked as a stockbroker and is experienced in raising capital, managing start-up companies and coaching companies through their initial growth.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitzio, Inc.

Dated: May 22, 2013	By:	/s/ Peter Henricsson
Peter Henricsson
Chief Executive Officer and President

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